Schedule A to the to the Amendment dated February 18, 2026 to the

Investment Advisory and Management Agreement

Dated as of September 29, 2026

FUND NAME

ProShares S&P 500 Ex-Energy ETF

ProShares S&P 500 Ex-Financials ETF

ProShares S&P 500 Ex-Health Care ETF

ProShares S&P 500 Ex-Technology ETF

ProShares K-1 Free Crude Oil ETF

ProShares S&P 500 Dividend Aristocrats ETF

ProShares S&P MidCap 400 Dividend Aristocrats ETF

ProShares Russell 2000 Dividend Growers ETF

ProShares MSCI EAFE Dividend Growers ETF

ProShares MSCI Europe Dividend Growers ETF

ProShares MSCI Emerging Markets Dividend Growers ETF

ProShares High Yield — Interest Rate Hedged

ProShares Investment Grade — Interest Rate Hedged

ProShares Large Cap Core Plus

ProShares DJ Brookfield Global Infrastructure ETF

ProShares Equities for Rising Rates ETF

ProShares Long Online/Short Stores ETF

ProShares Decline of the Retail Store ETF

ProShares Online Retail ETF

ProShares Pet Care ETF

ProShares Russell U.S. Dividend Growers ETF

ProShares S&P Technology Dividend Aristocrats ETF

ProShares MSCI Transformational Changes ETF

ProShares Nasdaq-100 Dorsey Wright Momentum ETF

ProShares Big Data Refiners ETF

ProShares Nanotechnology ETF

ProShares On-Demand ETF

ProShares S&P Kensho Cleantech ETF

ProShares S&P Kensho Smart Factories ETF

ProShares Smart Materials ETF

ProShares Supply Chain Logistics ETF

ProShares Metaverse ETF

ProShares Short Bitcoin ETF

ProShares S&P Global Core Battery Metals ETF

ProShares S&P 500 High Income ETF

ProShares Ether ETF

ProShares Short Ether ETF

ProShares Bitcoin & Ether Market Cap Weight ETF

ProShares Bitcoin & Ether Equal Weight ETF

ProShares Ultra Ether ETF

ProShares Ultra Bitcoin ETF

ProShares UltraShort Bitcoin ETF

ProShares UltraShort Ether ETF

ProShares Nasdaq-100 High Income ETF

ProShares Russell 2000 High Income ETF

ProShares Ultra Solana ETF

ProShares Ultra XRP ETF

ProShares CoinDesk 20 Crypto ETF

ProShares AI Computing Power ETF

ProShares AI Secret Ingredients ETF

ProShares MANGOS ETF

ProShares FAB 10 ETF

ProShares Bitcoin High Income ETF

ProShares Gold High Income ETF

ProShares Ultra Zcash ETF